Exhibit 10.3

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                             JOINT VENTURE AGREEMENT


                                   dated as of

                                February 4, 1999

                                 by and between

                 TELEFONICA LARGA DISTANCIA DE PUERTO RICO, INC.

                                       and

                                 CLEARCOMM, L.P.











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                                TABLE OF CONTENTS

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ARTICLE I.   JOINT VENTURE........................................................................................2
         Section 1.01      Articles of Incorporation..............................................................2
         Section 1.02      The By-Laws............................................................................2
         Section 1.03      CC's Capital Contribution..............................................................2
         Section 1.04      TLD's Contribution.....................................................................2
         Section 1.05      Additional Contributions...............................................................3
         Section 1.06      Management Contract and Technology Transfer Agreement..................................6
         Section 1.07      The Closing............................................................................6

ARTICLE II.  STOCK TRANSFERS......................................................................................6
         Section 2.01      Restrictions on Transfers and Issuance of Stock........................................6
         Section 2.02      Right of First Refusal and Right to Join in Sale.......................................7
         Section 2.03      Prohibited Transfers..................................................................10
         Section 2.04      Certain Transfers Not Prohibited......................................................10
         Section 2.05      Termination of Restrictions...........................................................10

ARTICLE III. CORPORATE GOVERNANCE................................................................................11
         Section 3.01      Board of Directors....................................................................11
         Section 3.02      Meetings of the Board of Directors....................................................12
         Section 3.03      Indemnification.......................................................................12

ARTICLE IV.  CORPORATE ACTION....................................................................................13
         Section 4.01      Restricted Actions....................................................................13
         Section 4.02      Deadlock..............................................................................14

ARTICLE V.   BUY-OUT.............................................................................................14
         Section 5.01      TLD Buy-Out...........................................................................14
         Section 5.02      CC Buy-Out Event......................................................................16

ARTICLE VI.  REGISTRATION RIGHTS.................................................................................18
         Section 6.01      Required Registration.................................................................18
         Section 6.02      Piggy-Back Registration...............................................................20
         Section 6.03      "Market Stand-Off" Agreement..........................................................24
         Section 6.04      Listing...............................................................................24

ARTICLE VII. ADDITIONAL COVENANTS................................................................................25
         Section 7.01      Best Efforts..........................................................................25
         Section 7.02      FCC Filing............................................................................25
         Section 7.03      Filing of Documentation and Information...............................................25
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         Section 7.04      Nondisclosure of Confidential Information.............................................26
         Section 7.05      Filing of Agreement...................................................................27
         Section 7.06      Corporation Designee..................................................................27
         Section 7.07      Attorneys and Auditors................................................................27
         Section 7.08      Marketing.............................................................................28
         Section 7.09      Oregon Litigation.....................................................................28
         Section 7.10      Accrued Interest on the CC Debt.......................................................28
         Section 7.11      Reservation of Common Stock...........................................................29
         Section 7.12      Endorsement of Stock Certificates.....................................................29

ARTICLE VIII. REPRESENTATIONS AND WARRANTIES OF CC...............................................................30
         Section 8.01      Existence and Power...................................................................30
         Section 8.02      Corporate Authorization...............................................................30
         Section 8.03      Governmental Authorization............................................................30
         Section 8.04      Non-Contravention.....................................................................31
         Section 8.05      Ownership.............................................................................31
         Section 8.06      Finder's Fees.........................................................................31
         Section 8.07      CC Debt...............................................................................32
         Section 8.08      Litigation............................................................................32

ARTICLE IX.   REPRESENTATIONS AND WARRANTIES OF TLD..............................................................32
         Section 9.01      Organization and Existence............................................................32
         Section 9.02      Corporate Authorization...............................................................32
         Section 9.03      Governmental Authorization............................................................33
         Section 9.04      Non-Contravention.....................................................................33
         Section 9.05      Finder's Fees.........................................................................33

ARTICLE X.    CONDITIONS TO CLOSING..............................................................................33
         Section 10.01     Conditions to the Obligations of CC...................................................33
         Section 10.02     Conditions to Obligation of TLD.......................................................34

ARTICLE XI.   INDEMNIFICATION....................................................................................35
         Section 11.01     TLD's and NewComm's Right to Indemnification..........................................35
         Section 11.02     CC's and NewComm's Right to Indemnification...........................................36
         Section 11.03     Notice................................................................................36
         Section 11.04     Third-Party Claims....................................................................37

ARTICLE XII.  DEFAULTS...........................................................................................38
         Section 12.01     Defaults..............................................................................38
         Section 12.02     Remedies..............................................................................39
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ARTICLE XIII. TERMINATION........................................................................................39
         Section 13.01     Grounds for Termination...............................................................39
         Section 13.02     Effect of Termination.................................................................40

ARTICLE XIV.  MISCELLANEOUS......................................................................................41
         Section 14.01     Survival..............................................................................41
         Section 14.02     Notices...............................................................................41
         Section 14.03     Amendments; No Waivers................................................................42
         Section 14.04     Expenses..............................................................................42
         Section 14.05     Successors and Assigns................................................................42
         Section 14.06     Governing Law.........................................................................42
         Section 14.07     Counterparts; Effectiveness...........................................................42
         Section 14.08     Entire Agreement......................................................................43
         Section 14.09     Captions; Definitions.................................................................43
         Section 14.10     Dispute Resolution; Arbitration.......................................................43
         Section 14.11     Third Party Beneficiaries; Parties Bound..............................................45
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                             JOINT VENTURE AGREEMENT

         This Agreement (this "Agreement") is entered into this 4th day of February, 1999, by and between Telefonica Larga Distancia de Puerto Rico, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico, herein represented by its General Manager, Jose Luis Fernandez, of legal age, married, executive and resident of Rio Piedras, Puerto Rico (hereinafter, "TLD"), and ClearComm, L.P., a limited partnership organized under the laws of Delaware, herein represented by Javier O. Lamoso, of legal age, married, executive and resident of Rio Piedras, Puerto Rico (hereinafter, "CC"), in its capacity as President of CC's general partner SuperTel Communications Corp. ("SuperTel").

                                   WITNESSETH
         WHEREAS, CC is the licensee of the personal communications service ("PCS") licenses for the 1902.5-1910.0 and 1982.5-1990.0 MHZ bands for the San Juan, Puerto Rico (B488) and Mayaguez - Aguadilla - Ponce, Puerto Rico (B489) Basic Trading Areas (collectively, the "Licenses") and of certain radio frequency plans, transmission plans, business plans, preliminary engineering design work, and other studies, plans or reports relevant to the operation a PCS network in Puerto Rico (the "Other Assets");

         WHEREAS, TLD is a licensed telecommunications carrier engaged in business in Puerto Rico;

         WHEREAS, CC and TLD are interested in jointly developing a 1900 MHZ band PCS network in Puerto Rico (the "Network");


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         NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, and relying on each party's respective covenants, representations and warranties, the parties agree as follows:

                            ARTICLE I. JOINT VENTURE

         Section 1.01 Articles of Incorporation. CC has organized a corporation under the Puerto Rico General Corporation Laws to develop and operate the Network. The name of the corporation will be NewComm Wireless Services, Inc. ("NewComm"). The articles of incorporation of NewComm are attached as Exhibit A hereof.

         Section 1.02 The By-Laws. At the Closing Date, CC will cause the adoption by NewComm of by-laws substantially in the form of Exhibit B hereof.

         Section 1.03 CC's Capital Contribution. At the Closing Date, CC will transfer all of its rights, title and interest to the Licenses and the Other Assets to NewComm and NewComm will assume CC's debt with the Federal Communications Commission ("FCC") (the "CC Debt") pursuant to an Assumption Agreement in the form required by the FCC (the Licences and the Other Assets, net of the CC Debt, the "CC Contribution"). In exchange for the CC Contribution, NewComm will issue to CC 750 shares of its Class A Common Stock, par value one cent ($0 .01) per share, constituting all of NewComm's issued and outstanding shares of stock.

         Section 1.04 TLD's Contribution. Concurrently with the CC Contribution, TLD will transfer NINETEEN MILLION NINE HUNDRED SIXTY THOUSAND DOLLARS ($19,960,000.00) to NewComm in exchange for NewComm's Secured Convertible Promissory


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Note, substantially in the form of Exhibit C hereof (the "Secured Convertible
Promissory Note"). In consideration of TLD's contribution, NewComm will also execute and deliver a Security Agreement, substantially in the form Exhibit D hereof and any other documents reasonably required to constitute, subject to the CC Debt, a valid and enforceable preferential lien upon all of the tangible and intangible assets and contractual rights of NewComm, including without limitation the Licenses. In addition, CC will issue a Guarantee and a Pledge Agreement, substantially in the form of Exhibits E and F hereof.

         Section 1.05 Additional Contributions.

         (a) CC and TLD shall cause NewComm to use its best efforts to secure financing for the development and construction of the Network . The financing shall be procured from sources available in the market, under such terms and conditions as TLD may be able to obtain in its capacity as Manager under the Management Agreement. In the event that, notwithstanding NewComm's best efforts, the required financing is not obtained, CC and TLD shall have the option, subject to any required FCC approval, to contribute the necessary funds to NewComm, in the same proportion as their respective ownership of NewComm's common stock (including the common stock into which the Secured Convertible Promissory Note will be converted)(the "Additional Contribution") in exchange for (i) NewComm's Class A or Class B Common Stock, par value one cent ($0.01) per share, in an amount equal to the amount resulting from dividing the amount of funds contributed by CC or TLD by the market value of each share of NewComm's common stock agreed to by the parties (or if the parties are unable to agree on such market value, determined as provided under Section 5.02 of this Agreement) or (ii) a Promissory Note, substantially in the form of Exhibit G hereof, in


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a principal amount equal to the funds contributed (the "Promissory Note"), at the option of CC and TLD, respectively; provided that, if any of the parties does not exercise its option to contribute its share of the Additional Contribution, the other party may elect to contribute all or a portion of such party's share.

         (b) Notwithstanding anything to the contrary provided in Sections 1.05(a), neither TLD nor CC shall make an Additional Contribution without the consent of the other party (the "Diluted Party") to the extent that such Additional Contribution results (or may result upon the conversion of the Promissory Note) in reducing the percentage of NewComm's common stock held by the Diluted Party to less than 40% of NewComm's issued and outstanding shares of common stock taking into account the number of shares of NewComm common stock issued in exchange for the Additional Contributions and/or the number of NewComm shares into which the Promissory Note can be converted. The Diluted Party shall not withhold its consent if it is demonstrated to the reasonable satisfaction of the Diluted Party that the Additional Contribution is required to enable NewComm to develop and operate the Network without materially adversely affecting NewComm's financial condition, and that NewComm has been unable to secure additional financing in place of the Additional Contribution.

         (c) In the event that NewComm has the obligation to redeem the CC Debt prior to its maturity, CC (and TLD, if at the time TLD is a shareholder of NewComm) shall cause NewComm to borrow funds to redeem the CC Debt. In the event that NewComm does not have the financial capacity to borrow such funds, or if any such borrowing would materially adversely affect the financial condition of NewComm, TLD and CC shall have the option, subject to any required FCC


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approval, to make an Additional Contribution to NewComm, in exchange for
NewComm's common stock or a Promissory Note, at the election of TLD and CC, respectively, as provided in Section 1.05(a).

         (d) In the event that the financing necessary to develop and construct the Network is not secured and neither CC nor TLD exercises its option to make an Additional Contribution to NewComm as provided in this Section 1.05, either party may terminate this Agreement by giving written notice to the other party and CC and TLD will dissolve NewComm. Upon such dissolution (i) CC shall receive the Licenses and the Other Assets and shall assume the CC Debt; (ii) TLD shall receive all remaining assets of NewComm or, at its option, shall receive the cash and other liquid assets, other tangible assets selected by TLD (the "Tangible Assets") and the proceeds from the assets sold by NewComm at TLD's request, net of the unpaid purchase price of such assets, (the "Sold Assets");
(iii) TLD shall assume NewComm's liabilities consisting of the unpaid purchase price of the Tangible Assets, (iv) CC shall reimburse TLD all principal and interest payments made by NewComm on the CC Debt, (v) each of CC and TLD shall be responsible for one half of all outstanding liabilities, other than liabilities consisting of the unpaid purchase price of Tangible Assets and the CC Debt, (vi) CC shall reimburse TLD an amount equal to one half of the amount resulting after subtracting (A) the disbursements made to acquire the Tangible Assets, (B) the proceeds from the sale of the Sold Assets, and (C) all principal and interest payments made by NewComm on the CC Debt, from NewComm's disbursements, and (vii) CC and TLD shall divide the retained earnings, if any, of NewComm in proportion to their respective holdings of the common stock of NewComm.


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         Section 1.06 Management Contract and Technology Transfer Agreement. On
the Closing Date, CC shall cause NewComm to execute a Management Agreement with TLD and a Technology Transfer Agreement with Telefonica Internacional, S.A. substantially in the form of Exhibits H and I hereof (respectively, the "Management Agreement" and the "Technology Transfer Agreement").

         Section 1.07 The Closing. The closing of the transactions contemplated hereunder shall take place at the offices of Axtmayer, Adsuar, Muniz & Goyco, P.S.C., Hato Rey Towers, Suite 1400, Hato Rey, Puerto Rico, as soon as possible, but in no event later than thirty (30) business days, after satisfaction or waiver of the conditions set forth in Article X, or at such other time or place, as CC and TLD may agree (the date of the closing, the "Closing Date").

                           ARTICLE II. STOCK TRANSFERS

         Section 2.01 Restrictions on Transfers and Issuance of Stock.

         (a) Neither CC nor TLD (upon becoming a shareholder of NewComm) will Transfer (directly, indirectly or in bankruptcy) its NewComm stock (including any interest in such stock and any contractual rights that may entitle the holder to acquire any such stock or an interest therein), whether by operation of law or otherwise, prior to the Restriction Expiration Date (as defined in Section 2.02 of this Agreement). As used in this Agreement, the term "Transfer" shall include any sale, pledge, gift, assignment or other disposition of or encumbrance of NewComm's stock.

         (b) Except pursuant to the conversion of the Secured Convertible Promissory Note, the Promissory Note or the Class B Common Stock, or as otherwise permitted under this Agreement,



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CC and TLD (upon becoming a shareholder of NewComm) will cause NewComm not to issue any of its shares of common stock (directly, indirectly or in bankruptcy), including any interest in any such shares or any contractual rights that may entitle the holder to acquire any such shares of stock or any interest therein, whether by operation of law or otherwise.

         (c) In the event that any of the restrictions imposed in Sections 2.01(a) or 2.01(b) upon CC, TLD (upon becoming a shareholder of NewComm) or NewComm may not be enforced, for any reason whatsoever, the Optionee (as defined in Section 2.02 of this Agreement) shall have with respect to any Transfer by CC or TLD, and any issuance by NewComm, of NewComm's stock prohibited by Section 2.01(a) or Section 2.01(b) the right of first refusal set forth in Section 2.02 of this Agreement. In any such event, if at the time of such Transfer the Optionee is precluded from acquiring the NewComm stock because of (i) the restrictions upon the transfer of control of the Licenses from SuperTel to NewComm or the foreign ownership of the Licenses, imposed under the Communications Act of 1934, as amended, or orders or regulations promulgated thereunder, or (ii) the designated entity rules set out at 47 CFR 24.709, or any successor provisions, the Optionee will be entitled to assign such right of first refusal, in whole or in part, to any person. If the Optionee fails to exercise the Option (as defined in Section 2.02(b) of this Agreement) the transferee shall be subject to the obligations of a Third Party under Section 2.02(e) of this Agreement.

         Section 2.02 Right of First Refusal and Right to Join in Sale. After the ownership restrictions on the Licenses under the FCC designated entity rules set out at 47 CFR Section 24.709, or any successor provisions, expire (the "Restrictions Expiration Date"), CC or TLD (upon becoming a shareholder of NewComm) (the "Transferring Shareholder") may Transfer any of its NewComm


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                                      - 8 -




stock to any third party if it receives a bona fide offer (the "Offer") from a reputable, financially responsible person ("Third Party") which is acceptable to it, and not less than thirty (30) days prior to the closing date of the proposed sale, gives written notice thereof (the "Notice of Transfer") to the other party (the "Optionee") subject to the provisions of this Section 2.02:

         (a) The Notice of Sale shall state that a bona fide offer has been received and shall contain all the terms and conditions of the Offer and a copy of all supporting documents.

         (b) The Optionee shall have the option (the "Option") for a period of fifteen (15) days (the "Option Period ") after receipt of the Notice of Sale to
(i) if the Transfer is of all of the Transferring Shareholder's NewComm stock, commit to purchase all, but not less than all, of the NewComm stock of the Transferring Shareholder on the same terms and conditions as set forth in the Offer, or (ii) if the Transfer is a sale or exchange of less than all of the Transferring Shareholder's NewComm stock, elect to join in the sale or exchange; in each case by delivering written notice of its election to the Transferring Shareholder within the thirty (30) day period.

         (c) If the Optionee elects to purchase the NewComm stock, the closing of the purchase shall take place on the date designated as the closing date of the Offer, but in no event later than fifteen (15) days after the expiration of the Option Period, in the offices of NewComm, or at such other time and place as may be mutually agreed upon in writing by the Transferring Shareholder and the Optionee.

         (d) If the Optionee elects to join in the sale or exchange, it will be entitled to sell or exchange, pursuant to the terms of the Offer, a number of shares of its NewComm common stock determined by multiplying the Applicable Percentage times the number of shares of NewComm's


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                                      - 9 -




common stock held by the Optionee. In such event, the Transferring Shareholder shall use commercially reasonable efforts to obtain the agreement of the Third Party to the participation of the Optionee in the sale or exchange, but if no such agreement is obtained the Transferring Shareholder shall not transfer any of such Transferring Shareholder's shares to the Third Party. For purposes of this Section 2.02(d), the Applicable Percentage means a percentage determined by dividing the number of shares of NewComm's common stock that the Transferring Shareholder proposes to transfer by the number of NewComm's common stock held by the Transferring Shareholder (including the number of shares of NewComm's common stock into which any NewComm security held by the Transferring Shareholder may be converted).

         (e) In the event the Optionee (i) fails to exercise the Option within the Option Period, or, (ii) after electing to purchase the Transferring Shareholder's stock, fails to close the purchase hereunder (unless such failure to close is attributable to the action or inaction of the Transferring Shareholder), the Transferring Shareholder shall have the right to Transfer the NewComm stock to the Third Party designated in the Notice of Transfer in accordance with the terms of the Offer. However, as a condition to the effectiveness of such transfer, the Third Party shall thereupon become a party to this Agreement with the same rights and obligations of the Transferring Shareholder and, shall confirm such fact by executing a counterpart of this Agreement.

         (f) The provisions of this Section 2.02 shall not be applicable to a Transfer to a Permitted Transferee (as defined in Sections 2.04 of this Agreement) or to a Qualified Public Offering (as defined in Section 2.04(a)(ii) of this Agreement.

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         Section 2.03 Prohibited Transfers. Notwithstanding anything to the contrary provided in this Agreement, neither CC nor TLD (upon becoming a shareholder of NewComm) will Transfer any of its shares of NewComm's stock, to any person (other than CC or TLD) (i) that competes directly or indirectly with NewComm in the "Business", or (ii) if such person's ownership of shares of NewComm's stock would (A) breach the stock ownership limitations imposed upon NewComm's stock by the United States federal communications laws or the rules and regulations promulgated thereunder, or (B) accelerate the repayment of the CC Debt. In addition, CC will not Transfer any of its shares of NewComm's stock to any direct or indirect competitor of TLD in Puerto Rico and TLD will not Transfer any of its shares of NewComm stock to any direct or indirect competitor of CC. For purposes of this Agreement, "Business" shall mean the ownership or operation of a personal communication service network in Puerto Rico directly or through any Affiliate (as such term is defined in Section 2.04(a)(i) of this Agreement).

         Section 2.04 Certain Transfers Not Prohibited.

         (a) The restrictions on Transfers of NewComm's stock contained in
Section 2.01(a) shall not be construed to prohibit Transfers of NewComm's stock by TLD or CC to any of its

Affiliates (as such term is defined in Rule 501(b) under the Securities Act of 1933, as amended (the "Securities Act") ("Permitted Transfers");

         (b) Any and all shares of NewComm's stock in the hands of any transferee pursuant to Section 2.04(a)(each, a "Permitted Transferee") shall remain subject to this Agreement.

         Section 2.05 Termination of Restrictions.

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                                     - 11 -



         (a) Upon the sale of NewComm's stock as part of a firm commitment underwritten public offering or widely distributed private placement underwritten by a nationally recognized full-service investment bank effected after the Restriction Expiration Date, pursuant to which the aggregate gross proceeds received by NewComm and/or any of its shareholders are at least Forty Million Dollars ($40,000,000.00) (a "Qualified Public Offering"), all restrictions imposed upon the transfer and issuance of NewComm's stock, corporate governance, and corporate action by Articles II, III and IV of this Agreement shall expire. In addition, upon TLD's acquisition of a controlling stock interest in NewComm, the restrictions on Transfers or issuance of NewComm's stock imposed by Sections 2.01(a), Section 2.01(b) and Section 2.03 and the provisions of Article III and IV shall expire.

                        ARTICLE III. CORPORATE GOVERNANCE

         Section 3.01 Board of Directors.

         (a) So long as TLD holds the Secured Convertible Promissory Note or at least twenty percent (20%) of NewComm's outstanding voting common stock one (1) member of NewComm's Board of Directors shall be designated by TLD and four (4) members of the Board of Directors shall be designated by CC.

         (b) After the Restriction Expiration Date, in the event that TLD becomes the holder of at least forty-nine point eight percent (49.8%) of NewComm's voting common stock, the number of members of NewComm's Board of Directors shall be increased to six (6). Subject to any required

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                                     - 12 -






FCC approval, fifty percent (50%) of the members shall be designated by TLD and fifty percent (50%) shall be designated by CC.

         (c) Each of TLD (upon becoming a shareholder of NewComm) and CC agrees to vote its shares in favor of the persons nominated by the other as set forth in Sections 3.01(a) and (b). Each designated director shall serve at the pleasure of the designating person and shall be removed upon the request of the designating person. Any vacancy in the Board of Directors shall be filled by a director nominated by the person that designated the director being replaced.

         Section 3.02 Meetings of the Board of Directors. NewComm's Board of Directors shall meet at least quarterly until such time as the Board of Directors determines that meetings of such frequency are no longer required. In addition, any director shall be entitled to call a special meeting of the Board if a meeting has not been held within the prior ninety (90) days. NewComm shall reimburse members of the Board of Directors for the customary and reasonable expenses of attending the meetings of the Board of Directors.

         Section 3.03 Indemnification. NewComm shall not amend the indemnification provisions of its Articles of Incorporation (as amended, the "Articles") or By-Laws to eliminate or reduce the indemnification provided for all directors and such provisions as so written shall be deemed to be a contract with each director regarding his or her indemnification by NewComm. NewComm shall also enter into separate indemnification agreements with each director.


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                                     - 13 -



                          ARTICLE IV. CORPORATE ACTION

         Section 4.01 Restricted Actions. Each of CC and TLD agrees that, notwithstanding any provision of this Agreement, the Articles or By-Laws to the contrary, it will not vote its shares of NewComm stock in favor of, and will ensure the Director(s) designated by it will not to vote in favor of, any of the following actions without the consent of the other or the Director(s) designated by the other, as applicable:

         (a) the liquidation, dissolution or winding up of NewComm's business operations;

         (b) the sale, exchange or other disposition of all or substantially all of NewComm's assets, business or of any of the Licenses;

         (c) the merger, spin off, strategic alliance or other business combination or reorganization of NewComm with any corporation partnership, limited liability company or other entity;

         (d) any material change in the nature of the Business conducted by NewComm;

         (e) the amendment of NewComm's Articles of Incorporation or By-Laws;

         (f) the issuance of any shares of NewComm's stock to any person or entity, other than as provided for in this Agreement, including persons who are then existing shareholders, or the addition of any new shareholder;

         (g) the redemption of part or all of the stock outstanding or the prepayment of any debt securities; including without limitation the Secured Convertible Promissory Note;

         (h) incurring any indebtedness in excess of One Million Dollars ($1,000,000.00) in a single transaction;

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                                     - 14 -



         (i) the granting of any mortgage or deed of trust or the placing of any other lien or encumbrance on the assets of the Corporation or any portion thereof that exceed One Million Dollars ($1,000,000.00) in value, to secure any loan except as otherwise provided herein;

         (j) the making of a single capital expenditure in excess of Three Million Dollars ($3,000,000.00);

         (k) the approval of any dividend distribution to shareholders in excess of the net income for the year of the distribution, net of any prior year losses;
         (l) a change in outside attorneys or auditors; and

         (m) any transaction between NewComm and a shareholder or an Affiliate (as defined in Section 2.04(a)(i) of this Agreement) of such shareholder, other than the Management Agreement between NewComm and TLD and the Technology Transfer Agreement between NewComm and Telefonica Internacional, S.A.

         Section 4.02 Deadlock. Upon a deadlock between CC and TLD on any matter described in Section 4.01, hereof, the Shareholders agree that the action proposed shall not be undertaken or approved and the status quo shall be preserved.

                               ARTICLE V. BUY-OUT

         Section 5.01 TLD Buy-Out.

         (a) For the period between one year in advance of the Restriction Expiration Date and the Restriction Expiration Date, CC shall have the option to purchase the Secured Convertible Promissory Note or the NewComm common stock into which the Secured Convertible Promissory


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                                     - 15 -




Note is convertible, as applicable, for a purchase price equal to the higher of
(i) one hundred fifty percent (150%) of the sum of the principal and accrued interest of the Secured Convertible Promissory Note and (ii) one hundred twenty five-percent (125%) of the market value, at the time of purchase, of the NewComm stock into which the Secured Convertible Promissory Note and the Interest Note (as defined in the Secured Convertible Promissory Note) are convertible (the "CC Option"). The CC Option shall be exercised by delivery of written notice to TLD of exercise (an "Option Notice") prior to the Restriction Expiration Date. If the parties are unable to agree on such market value within thirty (30) days of the Option Notice, CC shall notify to TLD the names of three (3) reputable internationally recognized investment banking firms ("Bank"). TLD shall within ten (10) days of receipt of the names, select one Bank who shall determine the fair market value of such NewComm stock. In the event that TLD fails to select the Bank within the ten (10) day period, CC shall select the Bank that will determine the fair market value of such NewComm stock. The determination of the Bank shall be conclusive and the parties agree not to challenge such determination value in court proceedings or otherwise. All fees of the Bank shall be paid by NewComm.

         (b) The closing of a purchase pursuant to this Section 5.01, shall be held at a mutually acceptable place and on a mutually acceptable date not sooner than ten (10) days after receipt of the valuation from the Bank. At such closing TLD's debt or equity interests in NewComm, as applicable, shall be transferred free and clear of all pledges, liens, security interest or encumbrances of any nature whatsoever. The parties shall execute all other documents that may be reasonably necessary or advisable to effectuate the transactions contemplated hereby, and CC shall pay the purchase price of the TLD debt or equity interest, as applicable, in cash, by a cashier's check or by wire transfer.

         (c) If CC exercises the CC Option,

                  (i) the option provided in Section 5.02 of this Agreement shall be without further effect;

                  (ii) any and all guarantees issued by TLD or any of its Affiliates on any outstanding debt of NewComm shall cease to be effective; and

                  (iii) each of TLD and Telefonica Internacional, S.A. will have the option to terminate the Management Agreement and the Technology Transfer Agreement, respectively, within thirty (30) days of closing of the purchase pursuant to this Section 5.01.

         Section 5.02 CC Buy-Out Event.

         (a) At any time after the Restriction Expiration Date, TLD shall have the option, exercisable at its sole discretion and subject only to any applicable requirements of the Communications Act of 1934, as amended, or orders or regulations promulgated thereunder, and/or the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and its implementing regulations, to elect to purchase any of the shares of Class A Common Stock held by CC in the amount required for TLD to acquire 50.1% of the issued and outstanding common stock of NewComm (the "Call"). Any such purchase shall be at a price per share equal to the market value at the time of purchase of a share of NewComm's Class A Common Stock. The Call shall be exercised by delivery of an Option Notice to CC. If the parties are unable to agree on such market value within thirty (30) days of the Option Notice, TLD shall notify to CC the names of three (3) reputable internationally recognized investment banking firms ("Bank"). CC shall within ten (10) days of receipt of the names, select one Bank who shall determine the fair market value of a share of NewComm's Class A Common Stock. In the event that CC fails to select a Bank within the ten (10) day period, TLD shall select the Bank that will determine the fair market value of a share of NewComm's Class A Common Stock. The determination of the Bank shall be conclusive and the parties agree not to challenge such determination value in court proceedings or otherwise. All fees of the Bank shall be paid by NewComm.

         (b) The closing of a purchase pursuant to this Section 5.02, shall be held at a mutually acceptable place and on a mutually acceptable date not sooner than ten (10) days after receipt of the valuation from the Bank. At such closing the shares of NewComm's Class A Common Stock shall be transferred free and clear of all pledges, liens, security interests or encumbrances of any nature whatsoever. The parties shall execute all other documents that may be reasonably necessary or advisable to effectuate the transactions contemplated hereby, and TLD shall pay the purchase price of the Class A Common Stock in cash, by a cashier's check or by wire transfer.

                         ARTICLE VI. REGISTRATION RIGHTS

         Section 6.01 Required Registration.

         (a) At any time on or after the Restriction Expiration Date, if CC proposes to dispose of at least the Minimum Number (as defined below) of its NewComm shares of stock (the "CC Shares") in a registered offering, it may request NewComm in writing to effect the registration of such CC Shares, stating the number of CC Shares to be disposed of and the intended method of disposition of such CC Shares. NewComm will use all commercially reasonable efforts to effect promptly the registration under the United States Securities Act of 1933, as amended (the "Act") of all CC Shares specified in CC's request. The managing underwriters that will place the CC Shares shall be those mutually acceptable to CC and TLD.

         (b) If TLD determines, in response to a request for registration of CC Shares that the filing of a registration statement under the Act would not be in the best interests of NewComm, NewComm may delay acting upon such request for a period (not to exceed one hundred eighty (180) days from its receipt of such request) that TLD deems reasonable so as to be in the best interests of NewComm.

         (c) The "Minimum Number" shall mean all of the issued and outstanding shares of NewComm common stock held by CC; provided that such shares have an aggregate estimated disposition price (before deduction of underwriting discounts and expenses of sales) of at least Forty Million Dollars ($40,000,000.00) million (but in no event in an initial public offering less than an amount to create a viable public trading market).

         (d) NewComm shall not be required to effect more than one registration pursuant to this Section 6.01. For purposes of the foregoing sentence, in the event that NewComm shall have filed a registration statement upon the request of CC, and thereafter such request shall have been withdrawn by CC other than after a delay caused by NewComm pursuant to Section 6.01(b), such withdrawn registration shall be considered to be a registration.

         (e) NewComm shall not be required to cause a registration statement requested hereunder to become effective prior to one hundred eighty (180) days following the effective date of the most recent registration by NewComm of equity or equity-linked securities under the Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities and Exchange Commission (the "SEC") is applicable); provided, however, that NewComm shall use all commercially reasonable efforts to achieve such effectiveness promptly following such one hundred eighty (180) day period if CC's request has been made prior to the expiration of such one hundred eighty (180) day period.

         (f) Notwithstanding anything to the contrary herein provided, upon the exercise by CC of its registration rights pursuant to this Section 6.01, TLD shall have the option of transferring TLD shares of common stock to CC in exchange for the CC Shares and effect the registration of such TLD shares, as provided hereunder, in lieu of the registration of the CC Shares; provided that a nationally recognized investment banking firm selected by CC from a list of three (3) such investment banking firms prepared by TLD determines that it would be in the best interest of CC to offer the shares of TLD instead of the CC Shares. In such event, the TLD shares of common stock to be issued in exchange for the CC Shares shall have a market value equal to the market value of the CC Shares, as determined by the investment banking firm selected by CC. The fees, costs and expenses of the investment banking firm shall be paid by TLD.
         (g) CC shall bear and pay all expenses incurred in connection with the registration, filing or qualification of CC Shares pursuant to this Section 6.01, including (without limitation) all registration, filing and qualification fees, printing and accounting fees relating or apportionable thereto, the fees and disbursements of counsel, underwriting discounts and commissions, and TLD, in its capacity as Manager under the Management Contract will participate at the expense of NewComm in the presentations made by NewComm to promote the sale of the CC Shares.

         Section 6.02 Piggy-Back Registration.

         (a) If at any time after the Restriction Expiration Date NewComm determines to register any of its shares of common stock under the Act in connection with the public offering of such securities by NewComm solely for cash (other than a registration relating solely to the sale of securities to participants in a NewComm employee benefit plan or a transaction to which Rule 145 of the SEC applies, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of NewComm stock other than information on selling shareholders), NewComm shall, at such time, promptly give CC written notice of its intention to effect such registration. Upon the written request of CC given within twenty (20) days after mailing of such notice by NewComm, NewComm shall use commercially reasonable efforts to cause to be registered under the Act all of the shares that CC has requested to be registered (the "Piggy-Back Shares") (a "Piggy-Back

Registration"); provided that NewComm shall have the right to postpone or withdraw any such registration effected pursuant to this subsection without obligation to CC.

         (b) It shall be a condition precedent to NewComm's obligation to take any action pursuant to this Section with respect to the Piggy-Back Shares that CC shall furnish to NewComm such information regarding itself, the NewComm stock held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such shares.

         (c) NewComm shall bear and pay all expenses incurred in connection with the registration, filing or qualification of the Piggy-Back Shares with respect to CC's Piggy-Back Registrations, including (without limitation) all registration, filing and qualification fees, printing and accounting fees relating or apportionable thereto, and the fees and disbursements of one counsel for CC (provided it shall be counsel to NewComm), but excluding underwriting discounts and commissions relating to Piggy-Back Shares which shall be paid by CC.
         (d) In connection with any offering involving an underwriting of NewComm's stock, NewComm shall not be required to include any Piggy-Back Shares in such underwriting unless CC accepts the terms of the underwriting as agreed upon between NewComm and the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by NewComm. If the total amount of Piggy-Back Shares to be included in such offering exceeds the amount of shares sold other than by NewComm that the underwriters determine in their sole discretion is compatible with the success of the offering, then NewComm shall be required to include in the offering only that number of PiggyBack Shares which the underwriters determine in their sole discretion will not jeopardize the success of the offering.

         (e) CC shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         (f) In the event any Piggy-Back Shares are included in a registration statement under this Agreement:

                  (i) To the extent permitted by law, NewComm will indemnify and hold harmless CC and its officers and directors, any underwriter (as defined in the Act) for CC and each person, if any, who controls CC or the underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the "1934 Act") (each, for purposes of this Section 6.02, an "Indemnitee"), against any losses, claims, damages or liabilities to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by NewComm of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and

NewComm will pay to each such Indemnitee, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of NewComm (which consent shall not be unreasonably withheld), nor shall NewComm be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Indemnitee.

                  (ii) To the extent permitted by law, CC will indemnify and hold harmless NewComm, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls NewComm within the meaning of the Act, any underwriter, any other NewComm shareholder selling securities in such registration statement and any controlling person of any such underwriter or other NewComm shareholder, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by CC expressly for use in connection with such registration; and each CC will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified hereunder, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of CC, which consent shall not be unreasonably withheld.

                  (iii) Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may otherwise have to any indemnified party.

                  (iv) The obligations of NewComm and the CC under this Section
6.02 shall survive the completion of any offering of NewComm stock under this Agreement and termination of this Agreement.

         Section 6.03 "Market Stand-Off" Agreement. During the period of duration specified by NewComm and an underwriter of NewComm Stock or other equity and equity-linked securities of NewComm (which period shall not exceed one hundred eighty (180) days), following the effective date of a registration statement of NewComm filed under the Act, neither CC nor TLD shall, to the extent requested by NewComm and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to those who agree to be similarly bound) any equity and equity-linked securities of NewComm held by it at any time during such period (except, (i) transfers between or among CC and TLD; (ii) NewComm stock included in such registration; and (iii) transfers to Affiliates of the transferor).

         Section 6.04 Listing. In connection with a registration pursuant to
Article VI of this Agreement, NewComm will use all commercially reasonable efforts to qualify the NewComm or TLD stock sold pursuant to such registration to trade on a United States national securities exchange or on the National Association of Securities Dealers Automated Quotation ("NASDAQ") system and to maintain the inclusion of such NewComm Stock on a United States national securities exchange or the NASDAQ system for a period of four years after the effective date of a registration statement filed with the SEC pursuant to this Agreement. The NASDAQ system shall mean the NASDAQ National Market.

                        ARTICLE VII. ADDITIONAL COVENANTS

         Section 7.01 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. TLD and CC each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         Section 7.02 FCC Filing.

         (a) Upon the execution and delivery of this Agreement (or as soon as practicable thereafter), an application will be filed by TLD and NewComm (and CC, if applicable), with the FCC requesting the pro forma transfer of the Licenses from CC to NewComm.

         (b) At the Closing Date (or as soon as practicable thereafter), an application will be filed by TLD and NewComm (and CC, if applicable), with the FCC requesting authorization for TLD (as a foreign corporation) to hold more than a 25% equity interest in NewComm and for the transfer of control of the Licenses from SuperTel to NewComm or to CC.

         Section 7.03 Filing of Documentation and Information. In the event that TLD elects to exercise any of its rights under this Agreement that result in its acquisition of a controlling interest in NewComm, each of TLD and CC shall file and shall cause NewComm to file promptly all such documentation and information required by the Hart-Scott-Rodino Antitrust Improvement

Act of 1976, the Exon-Florio Amendment to the Defense Production Act of 1950, as amended, and any other applicable legislation to enable TLD to acquire such controlling interest.

         Section 7.04 Nondisclosure of Confidential Information.

         (a) Each of TLD and CC hereby agrees that it will not use Confidential Information (as defined below) for its own purposes or for the purposes of any person other than NewComm and will not disclose Confidential Information to any person (other than its directors, officers or employees), except (i) to the extent required by law, (ii) with the prior written permission of the other party, or (iii) in the case of TLD, to the extent required to comply with its obligations under the Management Contract. Each of TLD and CC also agrees to take all reasonable precautions to prevent inadvertent disclosure or use of such Confidential Information by its directors, officers or employees and shall forever maintain confidential and in complete secret such Confidential Information except as to any item or portion thereof that is or becomes publicly known through no fault of itself. Nothing herein shall preclude each of TLD and CC from using or disclosing information rightfully disclosed to it by a third party not employed by NewComm or any individual who may be working with or assisting a competitor, to the extent such third party is entitled to disclose such information.

         (b) For purposes of this Section 7.04 the term "information" includes without limitation, information relating directly or indirectly to: research and development; patent, trademark, and copyright development and licensing thereof; trade secrets and inventions; formulas, designs, drawings, specifications and engineering; processes and equipment; financing, distribution, marketing, sales, customer services, and operation techniques, strategies and maintenance costs; price lists, pricing policies and quoting procedures; financial and accounting information; names of customers and their representatives; potential business of promotional opportunities; computer and technology fundamentals, programs, database, and software; and the type, quantity, quality and specifications of services given to clients.

         (c) The term "Confidential Information" means facts, details, intelligence, content, materials, ideas, or information, whether or not contained in books, records, statements, or plans, which (i) are proprietary to NewComm, (ii) are provided to NewComm by TLD pursuant to the Management Agreement or by Telefonica Internacional, S.A., pursuant to the Technology Transfer Agreement, (iii) are designated or deemed or treated as confidential by NewComm, (iv) are not generally known by outside personnel, (v) are known by TLD or CC through its ownership of, or services rendered to NewComm, or (vi) are provided or available to NewComm and required to keep in confidence pursuant to any agreement.

         Section 7.05 Filing of Agreement. A copy of this Agreement, as amended from time to time, shall be filed with and retained by the Secretary of NewComm.

         Section 7.06 Corporation Designee. All rights granted to NewComm by the terms of this Agreement may be exercised by such person, persons, entity or entities as the Board of Directors of the Corporation, in its sole discretion, shall designate acting by vote or unanimous written consent.

         Section 7.07 Attorneys and Auditors. CC shall cause NewComm to retain Axtmayer Adsuar Muniz & Goyco, P.S.C., as its counsel for general legal matters and Steptoe & Johnson

L.L.P. as its counsel for legal matters pertaining to FCC rules and regulations. CC shall also cause NewComm to retain the services of Arthur Andersen L.L.P. as outside auditors.

         Section 7.08 Marketing. CC and TLD acknowledge and agree that, although the name of the corporation organized pursuant to this Agreement will be NewComm Wireless Services, Inc., the company will use the trade names of "TLD", "Telefonica Larga Distancia", or contractions, portions or derivations thereof in the marketing of NewComm, its services and products. In the event that CC exercises the CC Option or TLD ceases to hold any NewComm stock or the Secured Convertible Promissory Note, NewComm will cease to use such trade names and contractions, portions or derivations thereof in the marketing of NewComm, its services and products.

         Section 7.09 Oregon Litigation. CC and TLD acknowledge and agree that in the event that any of the plaintiffs (or its successors or assigns) in a certain consolidated proceeding entitled Black et al. vs. Arizala et al. originally filed in the Circuit Court of the State of Oregon for Multnomah County (Case No. 9611-09017) (the "Oregon Litigation") asserts a claim against NewComm related to the allegations made in such proceeding, TLD shall have the option to obtain indemnification from CC for any liabilities, losses, obligations, claims, costs and expenses (including without limitation court costs and reasonable attorneys fees) suffered or incurred by NewComm as a result of such claim.

         Section 7.10 Accrued Interest on the CC Debt. CC shall pay all interest accrued on the CC Debt up to the Closing Date.

         Section 7.11 Reservation of Common Stock. NewComm shall, at all times, have reserved the appropriate number of shares of Common Stock for the conversion of the Secured Convertible Promissory Note and any other outstanding convertible debt securities.

         Section 7.12 Endorsement of Stock Certificates. All certificates representing NewComm's shares of stock owned by CC or TLD shall have conspicuously endorsed thereon a legend substantially as follows:

                              "TRANSFER RESTRICTED

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER PURSUANT TO A JOINT VENTURE AGREEMENT BY AND AMONG CLEARCOMM L.P. AND TELEFONICA LARGA DISTANCIA DE PUERTO RICO, INC. A COPY OF THE SHAREHOLDERS AGREEMENT MAY BE OBTAINED FROM THE CORPORATION WITHOUT CHARGE UPON THE WRITTEN REQUEST OF THE HOLDER HEREOF.

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THAT ACT AND ANY APPLICABLE SECURITIES LAWS, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE."

               ARTICLE VIII. REPRESENTATIONS AND WARRANTIES OF CC

         CC hereby represents and warrants to TLD that:

         Section 8.01 Existence and Power. CC is a validly existing limited partnership duly organized under the laws of Delaware and has all requisite power, authority and legal right to conduct its affairs as currently conducted. CC has no subsidiaries.

         Section 8.02 Corporate Authorization.

         (a) The execution, delivery and performance by CC of this Agreement and the documents to be delivered in connection herewith are within CC's powers and have been duly authorized by its general partner, SuperTel Communications Corp. and, upon execution thereof, will be duly executed and delivered by CC. The authorization of CC's limited partners is not required for CC to be empowered to execute, deliver and perform under this Agreement.

         (b) This Agreement constitutes the valid and binding agreement of CC, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         Section 8.03 Governmental Authorization. The execution, delivery and performance by CC of this Agreement and the documents to be delivered in connection herewith require no approval or other action by or in respect of, or filing with, any Puerto Rico or United States governmental authority other than compliance with any applicable requirements of the Communications Act of 1934, as amended (the "Communications Act") and any rules, regulations, practices and policies promulgated by the FCC ("FCC Rules"), with respect to the transfer of the Licenses.

         Section 8.04 Non-Contravention. The execution, delivery and performance by CC of this Agreement and the documents to be delivered in connection herewith do not and will not (i) contravene or conflict with the partnership agreement and any other governing document of CC, (ii) assuming compliance with matters set forth in Section 8.03, contravene or conflict with or constitute a violation of any provision of any Puerto Rico or United States law, regulation, judgment, injunction, order or decree binding upon or applicable to CC; or (iii) result in the creation or imposition of any lien on any asset of CC.

         Section 8.05 Ownership. CC is currently the record and beneficial owner of each of the Licenses and the Other Assets and will transfer and deliver the Licenses and the Other Assets to NewComm free and clear of any liens or encumbrances, except for any lien in favor of the FCC as collateral for the CC Debt. CC acquired the Licenses from the FCC pursuant to the terms of a license dated January 22, 1997 and modified on June 8, 1998 (the "FCC License"), a true and exact copy of which was delivered by CC to TLD. The FCC License is in full force and effect, and has not been amended or modified; CC is not in breach of, or default under such license; and no event or circumstances have occurred that may result in a default under the FCC License.

         Section 8.06 Finder's Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of CC who might be entitled to any fee or commission from TLD or NewComm upon consummation of the transactions contemplated herein.

         Section 8.07 CC Debt. The CC Debt amounts to FIFTY ONE MILLION THREE HUNDRED THIRTY NINE THOUSAND FIVE HUNDRED AND FIFTY FIVE DOLLARS
($51,339,555.00).

         Section 8.08 Litigation. Except as set forth in the Disclosure Schedule attached hereto and made a part hereof, there is no pending, or to CC's knowledge, threatened claim or litigation that could affect CC's title and interest in the Licenses and no events or circumstances have occurred that may result in any such claim or litigation.

                ARTICLE IX. REPRESENTATIONS AND WARRANTIES OF TLD

         TLD hereby represents and warrants to CC that:

         Section 9.01 Organization and Existence. TLD is a corporation duly incorporated, validly existing and in good standing under the laws of Puerto Rico.

         Section 9.02 Corporate Authorization.

         (a) The execution, delivery and performance by TLD of this Agreement and the consummation by each of them of the transactions contemplated herein are within its corporate powers and have been duly authorized by all necessary corporate or other action on the part of TLD.

         (b) This Agreement constitutes the valid and binding agreement of TLD, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         Section 9.03 Governmental Authorization. The execution, delivery and performance by TLD of this Agreement require no action by or in respect of, or filing with, or consent of any governmental authority, other than compliance with any applicable requirements of the Communications Act or FCC Rules.

         Section 9.04 Non-Contravention. The execution, delivery and performance by TLD of this Agreement do not and will not (i) contravene or conflict with the certificate of incorporation or by-laws, or (ii) assuming compliance with the matters referred to in Section 9.03, contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon TLD.

         Section 9.05 Finder's Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of TLD who might be entitled to any fee or commission from CC or NewComm. upon consummation of the transactions contemplated herein.


                        ARTICLE X. CONDITIONS TO CLOSING

         Section 10.01 Conditions to the Obligations of CC. The obligations of CC to execute the documents and take the actions required under this Agreement at the Closing Date are subject to the satisfaction of the following conditions:

         (a) (i) the representations and warranties of TLD contained in this Agreement and in any certificate or other writing delivered by TLD pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such time; and (ii) CC shall have received a certificate signed by the General Manager of TLD to the foregoing effect;

         (b) CC shall have received an opinion of Axtmayer, Adsuar, Muniz & Goyco, P.S.C. substantially in the form of Exhibit J hereof;

         (c) CC shall have received a Secretary's Certificate substantially in the form of Exhibit K hereof;

         (d) TLD shall have executed the documents and taken the actions required under Article I of this Agreement; and

         (e) the FCC shall have issued an unconditional firm and final authorization to the transfer of the Licenses to NewComm.

         Section 10.02 Conditions to Obligation of TLD. The obligations of TLD to execute the documents and take the actions required under this Agreement at the Closing Date are subject to the satisfaction of the following conditions:

         (a) (i) the representations and warranties of CC contained in this Agreement and in any certificate or other writing delivered by CC pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such time; and (ii) TLD shall have received a certificate signed by the President of SuperTel, CC's general partner, to the foregoing effect;

         (b) TLD shall have received an opinion from Martinez Odell & Calabria substantially in the form of Exhibit L hereof;

         (c) TLD shall have received an unqualified opinion from Brown & Wood LLP reasonably satisfactory to TLD to the effect that CC may transfer the Licenses and the Other Assets to NewComm concurrently with NewComm's issuance of the Secured Convertible Promissory Note to TLD without the consent of CC's limited partners;

         (d) TLD shall have received a Secretary's Certificate substantially in the form of Exhibit M hereof;

         (e) CC shall have executed the documents and taken the actions required under Article I of this Agreement;

         (f) the FCC shall have issued an unconditional firm and final authorization to the transfer of the Licenses to NewComm; and

         (g) except for the Oregon Litigation, the pending litigation described in the Disclosure Schedule shall have been settled, such settlement shall be firm, final and non-appealable to the reasonable satisfaction of TLD, and there shall be no pending or threatened litigation against CC.


                           ARTICLE XI. INDEMNIFICATION

         Section 11.01 TLD's and NewComm's Right to Indemnification. CC will indemnify TLD and NewComm and hold TLD and NewComm, and their respective present and future directors, officers and employees, harmless from any and all liabilities, losses, obligations, claims, costs and expenses (including without limitation court costs and reasonable attorneys fees) of any type or nature that TLD or NewComm may suffer or incur as a result of or relating to (i) the breach or inaccuracy, or any alleged breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by CC in this Agreement or in any of the exhibits hereof, or (ii) any acts or omissions of CC occurring prior to the Closing Date related to the Licenses or the CC Debt.

         Section 11.02 CC's and NewComm's Right to Indemnification. TLD shall indemnify and hold CC and NewComm, and their respective present and future directors, officers and employees harmless from any and all liabilities, losses, obligations, claims, costs and expenses (including without limitation court costs and reasonable attorneys fees) that CC or NewComm may suffer or incur as a result or relating to the breach or inaccuracy, or any alleged breach or inaccuracy, of any representations, warranties, covenants or agreements made by TLD in this Agreement or in any of exhibits hereof.

         Section 11.03 Notice. The party seeking indemnification hereunder (for purposes of this Article XI, "Indemnitee") shall promptly, and within thirty
(30) days after notice to it (notice to Indemnitee being the filing of any legal action, receipt of any claim in writing, or similar form of actual notice) of any claim as to which it asserts a right to indemnification, notify the party from whom indemnification is sought (for purposes of this Article XI, "Indemnitor") of such claim. If notice is given, Indemnitor shall promptly indemnify Indemnitee upon receipt of any such notice. The failure of Indemnitee to give such notification shall not relieve the Indemnitor from any liability that it may have pursuant to this Agreement unless the failure to give such notice within such time shall have been prejudicial and in such case only to the extent thereof, and in no event shall the failure to give such notification relieve the Indemnitor from any liability it may have other than pursuant to this Agreement. In the event that the Indemnitor fails to fully indemnify the Indemnitee within ten (10) days after the Indemnitee's right to indemnity hereunder is notified to the Indemnitor, without any legally valid reason to deny its obligations to indemnify, the Indemnitor shall be liable to pay the amount claimed plus interest at five percent (5%) over The Chase Manhattan Bank, N.A. base rate, fluctuating concurrently with any changes in such base rate, for the period commencing after the expiration of the ten (10) day period and ending on the day of payment in full of the indemnity amount.

         Section 11.04 Third-Party Claims. If any claim for indemnification and hold harmless by Indemnitee arises out of a claim by a person other than Indemnitee, Indemnitor may, by written notice to Indemnitee, undertake to conduct any proceedings or negotiations in connection therewith or necessary to defend Indemnitee and take all other steps or proceedings to settle or defeat any such claims or to employ counsel to contest any such claims; provided that Indemnitor shall reasonably consider the advice of Indemnitee as to the defense of such claims, and Indemnitee shall have the right to participate, at its own expense, in such defense, but control of such litigation and settlement shall remain exclusively with Indemnitor. Indemnitee shall provide all reasonable cooperation in connection with any such defense by Indemnitor. Counsel, filing fees, court fees and other costs or expenses of all proceedings, contests or lawsuits with respect to any such claim or asserted liability shall be borne by Indemnitor. If any such claims is made hereunder and Indemnitor does not elect to undertake the defense thereof by written notice to Indemnitee, Indemnitee shall be entitled to control such litigation and settlement and shall be entitled to indemnity with respect thereto pursuant to the terms of this Article
XI. To the extent that Indemnitor undertakes the defense of such claim by written notice to Indemnitee and diligently pursues such defense at its expense, Indemnitee shall be entitled to indemnification hereunder only to the extent that such defense is unsuccessful as determined by a final and unappealable judgment of a court of competent jurisdiction, or by written acknowledgment of the parties.


                              ARTICLE XII. DEFAULTS

         Section 12.01 Defaults. The occurrence of any of the following events shall constitute an "Event of Default" for purposes of this Agreement on the part of the party with respect to which such event occurs (the "Defaulting Party"):

         (a) the institution by the Defaulting Party of proceedings of any nature under any laws of any jurisdiction, whether now existing or subsequently enacted or amended for the relief of debtors wherein such party is seeking relief as a debtor;

         (b) a general assignment by the Defaulting Party for the benefit of creditors;

         (c) the institution against the Defaulting Party of a case or other proceeding under any bankruptcy or similar laws as now existing or hereunder amended or becoming effective, which proceeding is not dismissed, stayed or discharged within a period of sixty (60) days after the filing thereof;

         (d) the appointment of a receiver for all or substantially all of the Defaulting Party's business or assets on the grounds of insolvency, and such appointment is not vacated within sixty (60) days of such occurrence;

         (e) the admission by the Defaulting Party in writing of its inability to pay its debts as they come due;

         (f) the breach by the Defaulting Party of any of the material provisions contained in this Agreement;

         (g) the breach by CC of any of its obligations under the Guarantee or the Pledge Agreement; and

         (h) the breach by NewComm of any of its obligations under the Secured Convertible Note, the Promissory or the Security Agreement.

         Section 12.02 Remedies. Upon an Event of Default, pursuant to Sections 12.01(a) through (f), inclusive, the other party (the Non-Defaulting Party), and upon an Event of Default pursuant to Sections 12.01(g) or (h), TLD, may elect to dissolve NewComm or purchase the shares of Common Stock of the Defaulting Party or CC, as applicable, applying the procedure contained in Article V of this Agreement. In the event, that the Non-Defaulting Party or TLD elects to dissolve NewComm, the Defaulting Party or CC, as applicable, shall vote its shares of NewComm's stock to effect such dissolution.


                            ARTICLE XIII. TERMINATION

         Section 13.01 Grounds for Termination.

         (a) This Agreement may be terminated at any time:

                  (i) by mutual written agreement of TLD and CC;

                  (ii) by either TLD or CC if the transactions contemplated by Sections 1.01, 1.02, 1.03, 1.04, 1.06 and 1.07 shall not have been consummated on or before June 30, 1999, or such other date, if any, as TLD and CC shall agree in writing; provided that no party may terminate this Agreement pursuant to this clause if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the transactions contemplated herein shall not have been consummated on or before such date; and

                  (iii) by either TLD or CC if such other party is then in material breach of this Agreement, and the terminating party is not then in material breach of this Agreement.

                  The party desiring to terminate this Agreement pursuant to this Section 13.01(a) shall give two (2) business days notice of such termination to the other party.

         (b) This Agreement shall terminate upon the exercise by CC of the CC Option and in the event CC and TLD agree to the acquisition by TLD of all the shares of NewComm stock held by CC; provided however, that upon any such termination the provisions of Section 7.04, Article VIII, Article IX, Article XI and Article XIV shall remain in full force and effect.

         Section 13.02 Effect of Termination. If this Agreement is terminated as permitted by Section 13.01(a)(i), 13.01(a)(ii), 13.01(b) or 1.05(d) such termination shall be without liability to either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to this Agreement. If the termination is pursuant to Section 13.01(a)(iii) as the result of the failure of any party to fulfill a material covenant of this Agreement or a misrepresentation by any party to this Agreement, such party shall be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable counsel fees) sustained or incurred by the other party as a result of such failure, breach or misrepresentation.

                           ARTICLE XIV. MISCELLANEOUS

         Section 14.01 Survival. The representations, warranties, covenants and agreements contained herein shall survive the execution of this Agreement.

         Section 14.02 Notices. All notices, requests and other communications to each party hereunder shall be in writing (including telecopy or similar writing, with confirmation of receipt) and shall be given:

         if to TLD, to:

                  Telefonica Larga Distancia de Puerto Rico, Inc.
                  P.O. Box 70325
                  San Juan, Puerto Rico 00936-8325
                  Telephone:        (787) 749-5800
                  Telecopy:         (787) 749-5707
                  Attention:        Jose Luis Fernandez

         with a copy to:

                  Axtmayer Adsuar Muniz & Goyco, P.S.C.
                  P.O. Box 70264
                  San Juan, Puerto Rico 00936-8294
                  Telephone:        (787) 756-9000
                  Telecopy:         (787) 756-9010
                  Attention:        Fernando Goyco-Covas, Esq.

         if to CC, to:

                  ClearComm, L.P.
                  221 Ponce de Leon Ave.
                  Suite 1407
                  San Juan, Puerto Rico 00917-1814
                  Telephone:        (787) 756-0840
                  Telecopy:         (787) 756-0844
                  Attention:        Javier O. Lamoso

         Section 14.03 Amendments; No Waivers.

         (a) Any provision of this Agreement may be amended or waived subject to the requirements of applicable law if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by TLD and CC, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 14.04 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         Section 14.05 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto and compliance with applicable laws and regulations.

         Section 14.06 Governing Law. This Agreement shall be construed in accordance with and governed by the law of Puerto Rico without giving effect to principles of conflicts of laws.

         Section 14.07 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         Section 14.08 Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

         Section 14.09 Captions; Definitions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         Section 14.10 Dispute Resolution; Arbitration.

         (a) The parties agree with the principle that disputes, claims and controversies arising out of or related to this Agreement or any of the notes or agreements set forth in Exhibits C, D, E, F and G (including the performance, enforcement, breach, or termination thereof, and any remedies relating thereto) (each, a "Dispute") should be regarded as business problems to be resolved promptly through business-oriented negotiations before resorting to arbitration. The parties agree to use their best efforts and to attempt in good faith to resolve any Dispute promptly by negotiation between the executives of the parties who have authority to settle the Dispute. Either party may give the other party written notice of any Dispute not resolved in the normal course of business ("Notice of Dispute"). Within fifteen (15) days after receipt of the Notice of Dispute by the receiving party ("Date of Notice"), the receiving party shall submit to the other a written response, which shall include a statement of such party's position. Within thirty (30) days after the Date of Notice, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored.

         (b) If the Dispute has not been resolved by these persons within forty-five (45) days of the Date of Notice, the Dispute shall be referred to a more senior executive of each party who has authority to settle the Dispute and who shall likewise meet to attempt to resolve the Dispute.

         (c) All negotiations pursuant to this Section 14.10 shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

         (d) In the event the Dispute has still not been resolved by negotiation, then such Dispute shall be settled by binding arbitration according to the rules of the American Arbitration Association before an Arbitral Panel composed of three (3) Arbitrators. One of such Arbitrators shall be selected by CC, another by TLD and the third one by two Arbitrators selected by CC and TLD. The Arbitration shall be legally binding, shall take place in San Juan, Puerto Rico and shall be conducted in the Spanish language. The arbitral award or order ("Award") shall be given in writing, shall detail the disputed matters and the reasons upon which the Award is based. The Award of the Arbitrators shall be final and binding upon the parties and shall not be subject to appeal to any court or other authority. Judgment upon the award or order may be entered in any court of competent jurisdiction, and application may be made to any such court for enforcement thereof. Each party shall bear its own costs and expenses in connection with the Arbitration, but shall share equally in the costs and fees of the Arbitration proceedings. Each party accepts and submits to the arbitral jurisdiction referenced above and to any court of competent jurisdiction with regard to enforcement of the Award. Process in any such action or proceeding may be served on any party anywhere in the world.

         Section 14.11 Third Party Beneficiaries; Parties Bound.

         (a) No provision of this Agreement shall create any third party beneficiary rights in any person (except in favor of NewComm), nor shall any provision of this Agreement modify any rights of any third party under any existing law, regulation or contract with any third party.

         (b) TLD and CC are entering into the Agreement in their capacity as corporations and limited partnerships, respectively, only and no officer, director or other individual associated therewith shall have any personal liability under this Agreement.

         IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           TELEFONICA LARGA DISTANCIA DE
                                           PUERTO RICO, INC.



                                           By:   _________________________

                                                    Jose Luis Fernandez



                                           CLEARCOMM, L.P.



                                           By:   __________________________
                                                    Javier O. Lamoso